EX-99.(j)(1)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors
Smith Barney Investment Funds Inc.:

We consent to the use of our report, incorporated herein by reference, dated November 18, 2005, for Smith Barney Real Return Strategy Fund, a series of Smith Barney Investment Funds Inc., as of September 30, 2005 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
January 26, 2006